UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission.  There can be no assurance that any assumptions and other factors set forth herein or therein will occur, and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry Into a Material Definitive Agreement.

ReGen Biologics, Inc. (the “Registrant” or the “Company”) entered into an Amended and Restated Subscription and Security Agreement, dated December 27, 2010 (the “Subscription Agreement”), by and among the Registrant and the investors named therein for the private placement of an aggregate principal amount of up to $3,000,000 of the Registrant’s secured convertible notes (the “Notes”).  Under the terms of the financing, the outstanding $553,500 aggregate principal amount of Notes issued under the Subscription and Security Agreement, dated September 30, 2010 (the “Old Agreement”) remained outstanding and became subject to the amended and restated terms under the Subscription Agreement and the Registrant issued an additional $290,000 aggregate principal amount on Notes. The Registrant may issue up to $2,156,500  aggregate principal amount of additional Notes. The Notes are due and payable on April 30, 2011 and accrue interest at an annual rate of 12%. The Notes are secured by a first priority lien on all unencumbered assets of the Registrant and a second priority lien on all encumbered assets of the Registrant and are subject to a premium equal to 300% of the principal amount of the Notes then outstanding in the event the Registrant consummates certain fundamental transactions as set forth in the Subscription Agreement.  At the option of the holders, the Notes shall be repaid (a) at the election of certain investors, in the form of (i) equity securities of the Registrant if certain notes issued in a prior bridge financing by the Registrant have converted, (ii) debt securities of ReGen AG, a wholly-owned subsidiary of the Registrant (“ReGen AG”), or (iii) cash or (b) if no election has been made pursuant to the foregoing clause (a) prior to the consummation of an equity financing by ReGen AG for an aggregate purchase price of at least $5,000,000, then, upon such consummation, automatically in the form of equity securities of ReGen AG.

In connection with the financing, the Registrant issued five-year warrants that provide for each investor to purchase a number of shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) of the Registrant equal to the principal amount of the Note held by such investor divided by $3.00, for a purchase price of $1.00 per share.

The Registrant has agreed to register the securities into which the Notes and the warrants will convert on one or more registration statements to be filed with the Securities and Exchange Commission upon request by the investors.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is incorporated herein by reference. The issuance of the Notes and the warrants was not registered, in reliance on Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were offered only to accredited investors.

Item 8.01. Other Events.

The Company has previously disclosed that it was unable to timely file its periodic reports under the Securities Exchange Act of 1934, as amended, and its proxy statement in connection with its annual meeting of stockholders.  The Company does not know when it will be in a position to make such filings with the Securities and Exchange Commission (the “SEC”).  In an effort to keep its investors, vendors and other interested parties informed despite its inability to file its periodic reports, the Company is filing this current report to provide updated information about the Company.

As previously disclosed, one of the Company’s vendors, Off Madison Avenue, Inc. (“Off Madison”) filed a claim against the Company for failure to meet payment obligations and obtained a judgment against the Company in the amount of approximately $28,000 plus interest.  Off Madison has received a judgment lien against assets of the Company in order to fulfill the judgment that has been granted in its favor. Off Madison has also obtained a court order for the Company to assign certain of the patents and trademarks of the Company to Off Madison, and such patents and trademarks were effectively assigned to Off Madison.

Another of the Company’s vendors, Argenta Reimbursement Advisors, LLC (“Argenta”) filed a claim against the Company for failure to meet payment obligations in the amount of approximately $71,000 plus fees. The Company is working on its response to the Argenta claim.

Given resource limitations, the Company has not produced its Menaflex product for over a year and has been able to purchase certain other products for resale under limited circumstances.

The Company continues to evaluate its options in order to provide short-term financing to support operations. The Company can provide no assurance that it will be able to obtain additional financing or that it will be able to continue its operations.  As previously disclosed, the Company may need to file for bankruptcy protection under the United States Bankruptcy Code.  The Company intends to continue to update its investors, vendors and other interested parties in the future with other material developments.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

10.1	Form of Subscription and Security Agreement by and among ReGen Biologics, Inc. and the Investors named therein.

10.2	Form of Secured Convertible Note of ReGen Biologics, Inc.

10.3	Form of Warrant to Purchase Stock of ReGen Biologics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/ Gerald E. Bisbee, Jr., Ph.D.
Name:	Gerald E. Bisbee, Jr., Ph.D.
Title:	President and
Chief Executive Officer

Dated:  January 3, 2011